UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 30, 2021
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	New York Stock Exchange
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐
Item 1.01 - Entry into a Material Definitive Agreement
On November 30, 2021, 8x8, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Eagle Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), and Fuze, Inc., a Delaware corporation (“Fuze”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Fuze (the “Merger”), with Fuze surviving such Merger as a wholly owned subsidiary of the Company.
Merger Consideration
Under the Merger Agreement, the Company will acquire 100% of the equity of Fuze on a cash-free, debt-free basis for approximately $250 million of aggregate consideration comprised of stock and cash, subject to certain adjustments.
At the effective time of the Merger (the “Effective Time”), each share of Common Stock, par value $0.0001 per share, of Fuze (the “Fuze Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any cancelled shares and dissenting shares) will be converted into the right to receive, (i) in the case of an accredited holder, a number of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), equal to the Common Stock Exchange Ratio (as defined therein) (rounded down to the nearest whole share of Company Common Stock), or (ii) in the case of a non-accredited holder, an amount of cash equal to the Per Common Share Consideration (as defined therein) and, in each case, if applicable, cash in lieu of fractional shares, subject to any applicable withholding.
At the Effective Time, each share of Series A Prime Preferred Stock, par value $0.0001 per share, of Fuze (the “Fuze Preferred Stock”) issued and outstanding immediately prior to the Effective Time (other than any cancelled shares and dissenting shares) will be converted into the right to receive a number of shares of Company Common Stock equal to the Series A Prime Preferred Exchange Ratio (as defined in the Merger Agreement) (rounded down to the nearest whole share of Company Common Stock), and, if applicable, cash in lieu of fractional shares, subject to any applicable withholding.
At the Effective Time, except as otherwise agreed to prior to the Effective Time by the Company and the applicable holder, (i) each Fuze option will be cancelled and extinguished without consideration, (ii) each Fuze restricted stock unit (“Fuze RSU”) that is outstanding immediately prior to the Effective Time will vest, if unvested, and be automatically converted into the right to receive, (a) for each share of Fuze Common Stock subject to such Fuze RSU, (I) an amount of cash equal to the Per Common Share Consideration for RSU holders that are non-accredited holders and (II) shares of Company Common Stock equal to the Common Stock Exchange Ratio (rounded down to the nearest whole share of Company Common Stock) for RSU holder that are accredited holders, or (b) for each share of Fuze Preferred Stock subject to such Fuze RSU, a number of shares of Company Common Stock equal to the Series A Prime Preferred Exchange Ratio, in each case for clauses (a) and (b), net of any withholding taxes, and (iii) (a) each Fuze Common Warrant will be cancelled and extinguished without consideration, and (b) each Fuze Series A Prime Preferred Warrant will, upon delivery of certain executed documentation, be entitled to receive, (I) in the case of an accredited holder, a number of shares of Company Common Stock as calculated in the Merger Agreement, or (II) in the case of a non-accredited holder, an amount of cash equal to the Per Series A Prime Preferred Share Consideration (as defined in the Merger Agreement), net of the exercise price of such Fuze Series A Prime Preferred Warrant.
A portion of the aggregate merger consideration payable to certain Fuze holders will be held back for purposes of the post-closing purchase price adjustment, indemnification for general matters and for certain special taxes and expenses of the Seller Agent.
Conditions to the Merger
The obligations of Fuze and the Company to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of a number of customary conditions, including: (i) the adoption and approval of the Merger Agreement by Fuze’s stockholders; (ii) the absence of any law, order, legal or regulatory restraint or action by any governmental entity restricting the consummation of the Merger, (iii) receipt of all approvals, waivers and consents (if any) necessary for the consummation of the Merger, (iv) the absence of any legal proceedings pending against any of the parties brought by a governmental entity in connection with the transactions contemplated by the Merger Agreement, (v) the representations and warranties of Fuze and the Company being true and correct, subject to the materiality standards contained in the Merger Agreement, and Fuze and the Company having complied in all material respects with their respective obligations under the Merger Agreement, (vi) the absence of any effects that have constituted or resulted in a material adverse effect for Fuze that is continuing, and (vii) the receipt by Fuze and the Company of certain closing deliverables. Other closing conditions include: (i) certain key employees having executed agreements with the Company (which will continue to be in full force and effect) and who will remain employed by Fuze as of the closing date, (ii) stockholders representing no more than 5% of outstanding capital stock of Fuze will have exercised appraisal rights, and (iii) the sum of consideration paid to non-accredited holders of Fuze and the closing indebtedness will not exceed $128 million.
Representations and Warranties; Covenants
The Merger Agreement contains customary representations and warranties given by Fuze, the Company and Merger Sub. Fuze has also made customary covenants in the Merger Agreement, including covenants relating to conduct of Fuze’s business prior to the closing of the Merger. The parties have generally agreed to use commercially reasonable efforts to complete the Merger, including to obtain the required regulatory approvals for the transactions. Additionally, during the period between signing and closing, the Company may, at its sole option, consummate and obtain financing, which shall not be a closing condition to the transactions.
Termination
The Merger Agreement contains customary mutual termination rights for Fuze and the Company, including if the Merger is not completed by February 8, 2022 or such other date that the Company, Merger Sub and Fuze may agree upon in writing, and if any order from a governmental entity preventing the consummation of the merger has become final and non-appealable. The Merger Agreement also contains customary termination rights for the benefit of the Company, if the required stockholder approval for Fuze is not obtained, and for the benefit of each party, including if the other party breaches its representations, warranties or covenants under the Merger Agreement in a way that would result in a failure of its condition to closing being satisfied (subject to certain procedures and cure periods).

Resale Registration

The Company expects to file a resale registration statement for shares of Company Common Stock after the Closing of the transactions contemplated by the Merger Agreement.
Additional Information
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this report on Form 8-K and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about Fuze or the Company.
The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by stockholders, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact.
In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.
Press Release
On December 1, 2021, the Company issued a press release announcing the Merger Agreement and transactions.
A copy of the press release is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.
The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The press release should be read in conjunction with the statements regarding forward-looking statements, which are included in the text of the release.
Item 7.01 - Regulation FD Disclosure
Investor Presentation
On December 1, 2021, representatives of the Company began making presentations to investors using slides containing the information attached to this report on Form 8-K as Exhibit 99.2 (the “Investor Presentation”) and incorporated herein by reference.
By filing this report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
The Investor Presentation is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act. The Investor Presentation should be read in conjunction with the statements regarding forward-looking statements, which are included in the text of the Investor Presentation.
Financial Statements of Fuze
A copy of the audited financial statements of Fuze as of and for the year ended December 31, 2020 is attached as Exhibit 99.3 to this report on Form 8-K and is incorporated herein by reference.
The financial statements of Fuze furnished with this report on Form 8-K have not been prepared on the same basis as the Company’s financial statements. Following closing of the planned Merger, the Company intends to file pro forma financial statements for the year ended March 31, 2021 and applicable interim period to give effect to the Merger. The pro forma adjustments are likely to impact the historical financial statements of Fuze and accordingly, such financial statements should not be viewed as a proxy for how the results of operations of Fuze would have looked as if Fuze had been combined with the Company at the beginning of the periods presented.
As of the date of this report, the financial statements of Fuze as of and for the nine months ended September 30, 2021 have not been finalized, but are expected to be included in a Form 8-K following closing of the planned Merger. The basis of preparation for the interim financial statements is expected to be consistent with the audited financial statements as of and for the year ended December 31, 2020. Total GAAP revenue, GAAP Gross Profit, and GAAP Operating Loss of Fuze for the nine months ended September 30, 2021 are expected to be $94 million - $95 million, $53.5 million - $54.5 million, and $17 million - $18.5 million, respectively.

The preliminary financial data included in this report has been prepared by, and is the responsibility of, Fuze's management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The audited financial statements of Fuze as of and for the year ended December 31, 2020 attached as Exhibit 99.3 to this report and the preliminary financial data included in this Item 7.01 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of November 30, 2021, by and among 8x8, Inc., Eagle Merger Sub, LLC, Fuze, Inc. and Shareholder Representative Services LLC, as the Seller Agent.
99.1	Press Release, dated December 1, 2021.
99.2	Investor Presentation, dated December 1, 2021.
99.3	Audited Financial Statements of Fuze, Inc., as of and for the year ended December 31, 2020.
104	Cover Page Interactive Data File, formatted in Inline XBRL.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 1, 2021

8x8, Inc.

By: /s/ SAMUEL WILSON
Samuel Wilson
Chief Financial Officer (Principal Financial, Accounting and Duly Authorized Officer)